                                                                   EXHIBIT 10.17


         INDENTURE SUPPLEMENT NO. 1 dated as of August 8, 1997, between First Security Bank, National Association, a national banking association, not in its individual capacity, but solely as Nonaffiliated Partner Trustee ("Nonaffiliated Partner Trustee") under the Trust Agreement dated as of August 7, 1997 between Beneficiaries named therein and First Security Bank, National Association, BJ Services Equipment, L.P., a Delaware Limited Partnership ("Partnership"), and State Street Bank and Trust Company, a Massachusetts trust company, as Indenture Trustee (the "Indenture Trustee") under the Trust Indenture and Security Agreement dated as of August 7, 1997 (together with all amendments and supplements heretofore entered into, the "Indenture"), among Nonaffiliated Partner Trustee, Partnership and Indenture Trustee. Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified in the Participation Agreement.


                              R E C I T A L S:

         A. The Indenture provides for the execution and delivery of Indenture Supplements thereto substantially in the form hereof which shall particularly describe the Units, by having attached thereto a copy of the applicable Partnership Agreement Supplement and O&M Agreement Supplement and shall specifically submit such Units to the Lien of the Indenture and this Indenture Supplement.

         B. The Indenture relates to the Units described in the copy of the Partnership Agreement Supplement and O&M Agreement Supplement of even date herewith attached hereto as Exhibits A and B, respectively, and made a part hereof.

         NOW, THEREFORE, in order further to secure the prompt payment of the principal of, Premium, if any, and interest on the Notes from time to time Outstanding in accordance with the terms thereof under the Indenture (including those Outstanding under this Indenture Supplement) and to secure the payment, performance and observance by Nonaffiliated Partner Trustee and Partnership of all the agreements, covenants and provisions for the benefit of the Holders and Indenture Trustee contained in the Indenture and in the Basic Documents to which Partnership or Nonaffiliated Partner Trustee is a party (collectively, the "Secured Obligations") and for the uses and purposes and subject to the terms and provisions of the Indenture and this Indenture Supplement,

                 (i) Nonaffiliated Partner Trustee has granted, bargained, sold, assigned, transferred, conveyed, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, pledge, and confirm, unto Indenture Trustee, its successors and assigns, for the security and benefit of the Holders from time to time and Indenture Trustee, and grants a security interest in and lien on, all estate, right, title and interest of Nonaffiliated Partner Trustee in, to and under (A) the Partnership Agreement and Nonaffiliated Partner Trustee's Partnership Interest under the Partnership Agreement (including all instruments or certificates owned or held by or established in favor of Nonaffiliated Partner Trustee with respect to such Partnership Interest) and all rights, authority, powers and privileges of Nonaffiliated Partner Trustee as a holder of such Partnership Interest and all payments and distributions thereunder of whatever kind or character and whether in cash or other property, at any time made or distributable to Nonaffiliated Partner Trustee thereunder or in respect thereof, whether due or to become due and whether representing profits, distributions, repayments of capital contributions or otherwise (including all amounts of Priority Distributions, Supplemental Priority Distributions, Special Distributions,
         Disposition Value, ET Price, FT Price and payments of any kind required to be made to Nonaffiliated Partner Trustee thereunder), including, without limitation, the immediate and continuing right of Nonaffiliated Partner Trustee to receive and collect all distributions and any other payments or other amounts and the right of Nonaffiliated Partner Trustee to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to consent to any amendment, modification or waiver or to make any claims or demands under or to take any other action provided under or in respect of the Partnership Agreement, the Services Agreement or the O&M Agreement or to accept surrender of any Unit or Units, including all the rights and powers and remedies of Nonaffiliated Partner Trustee to the exclusion of General Partner and any other Partner, to declare the O&M Agreement and the Services Agreement to be in default, to terminate such agreements and exercise all rights and remedies thereunder and under the Partnership
         Agreement, including, without limitation, the commencement, conduct and consummation of legal, administrative and other proceedings as permitted thereunder or by law and the liquidation of Partnership and all rights and powers of Nonaffiliated Partner Trustee to the exclusion of General Partner and any other Partner following a BJ
         Event of Default to amend, modify or waive such agreements and to exercise the other rights contained in Section 7 of the Partnership Agreement; and (B) all other rights, remedies and other property described in Section 1.1(i) of the Indenture; and

                 (ii) Partnership has granted, bargained, sold, assigned, transferred, conveyed, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, pledge, and confirm, unto Indenture Trustee, its successors and assigns, for the security and benefit of the Holders from time to time and Indenture Trustee, and grants a security interest in and lien on, all estate, right, title and interest of Nonaffiliated Partner Trustee in, to and under (i) the Units and all replacements thereof and substitutions therefor in which Partnership shall from time to time acquire an interest under the Contribution Agreements and the Partnership Agreement as more particularly described in the copy of the Partnership Agreement Supplement and O&M Agreement Supplement attached hereto as Exhibits A and B, respectively, and (ii) all other rights, remedies and other property described in Section 1.1(ii) of the Indenture.

         BUT SUBJECT, HOWEVER, TO THE EXCLUSIONS AND LIMITATIONS SET FORTH IN THE INDENTURE, SUCH EXCLUSIONS INCLUDING, any and all Excepted Property now existing or hereafter arising.

         TO HAVE AND TO HOLD all and singular the aforesaid property unto Indenture Trustee, its successors and assigns, in trust for the benefit and security of the Holders from time to time, without any preference, priority or distinction of any one Note over any other Note under the Indenture, and for the benefit and security of Indenture Trustee and for the uses and purposes and subject to the terms and provisions set forth in the Indenture.

         It is the intention of the parties hereto that all Notes issued and Outstanding under the Indenture rank on a parity with each other Note and that, as to each other Note, they be secured equally and ratably by the collateral described herein and in other Indenture Supplements, without preference, priority or distinction of any one thereof over any other by reason of difference in time of issuance or otherwise.

         The Notes issued under this Indenture Supplement shall be designated as Secured Notes. The Notes shall be substantially in the form set forth in Exhibit A to the Indenture. The Notes issued under this Indenture Supplement shall be dated the date of issuance thereof and shall bear interest at a rate of 7.33% per annum. The principal of each Note shall be payable as indicated in Exhibit C hereto.

         This Supplement shall be construed as supplemental to the Indenture and shall form a part of it, and this Indenture Supplement is hereby incorporated by reference therein and the Indenture is hereby ratified, approved and confirmed.

         This Supplement may be executed by Nonaffiliated Partner Trustee and Indenture Trustee in separate counterparts, each of which when so executed and delivered is an original, but all such counterparts shall together constitute but one and the same Supplement.

         AND FURTHER, Nonaffiliated Partner Trustee and Partnership hereby acknowledge that the Units referred to in the aforesaid Partnership Agreement Supplement and O&M Agreement Supplement attached hereto and made a part hereof have been delivered to Partnership and are included in the property of Partnership covered by all the applicable terms and conditions of the Partnership Agreement, subject to the pledge or mortgage thereof under the Indenture.

         THIS INDENTURE SUPPLEMENT AND THE NOTES SHALL BE IN ALL RESPECTS GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE FOR CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN NEW YORK, EXCEPT TO THE EXTENT THAT MATTERS RELATING TO PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTERESTS GRANTED BY THE BASIC DOCUMENTS ARE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE UNIFORM COMMERCIAL CODE OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         IN WITNESS WHEREOF Nonaffiliated Partner Trustee, Partnership and Indenture Trustee have caused this INDENTURE SUPPLEMENT NO. 1 to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.


                                 FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Nonaffiliated Partner Trustee


                                 By:   /s/
                                      -----------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                 BJ SERVICES EQUIPMENT, L.P.

                                 By:    BJ SERVICES COMPANY, U.S.A.,
                                        its general partner


                                        By:   /s/
                                           ------------------------------------
                                              Name:
                                                   ----------------------------
                                              Title:
                                                    ---------------------------

                                 STATE STREET BANK AND TRUST COMPANY,
                                 as Indenture Trustee


                                 By:   /s/
                                    -----------------------------------------
                                    Name:
                                         ------------------------------------
                                    Title:
                                          -----------------------------------

                                                            APPENDIX A

                                 DEFINITIONS

General Provisions

         The following terms shall have the following meanings for all purposes of the Basic Documents referred to below, unless otherwise defined in a Basic Document or the context thereof otherwise requires. Such meanings shall be equally applicable to both the singular and the plural forms of the terms herein defined. In case of any conflict between the provisions hereof and the provisions of the main body of any Basic Document, the provisions of the main body of such Basic Document shall control the construction of such Basic Document.

         Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as amended, supplemented and otherwise modified from time to time, (ii) references to parties to agreements shall be deemed to include the permitted successors and assigns of such parties, (iii) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Basic Document as a whole in which such words are used and not to any particular Section, Subsection or other subdivision of such Basic Document and (iv) all references in a Basic Document to Sections, Exhibits, Schedules and Appendices refer to Sections, Exhibits, Schedules and Appendices of such Basic Document unless otherwise indicated.

Defined Terms

         "Additional Service Payments" -- as defined in Section 3.4 of the Services Agreement.

         "Additional Services" -- as defined in Section 2.1 of the Services Agreement.

         "Adjusted Capital Account" -- the Capital Account maintained for each Partner as of the end of each taxable year of Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704- 1(b)(2)(ii)(c)(or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and
(b) decreased by (i) the amount of all losses and deductions that, as of the end of such taxable year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such taxable year, are reasonably expected to be made to such Partner in subsequent years in accordance with the Partnership Agreement to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or before) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 5.2(c)(i) of the Partnership Agreement). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Affiliate" of any Person -- any other Person which directly or indirectly controls, or is controlled by, or is under a common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the term "controlled" shall have a meaning correlative to the foregoing.

         "Affiliated Partner" -- as defined in the caption of the Participation Agreement.

         "After-Tax Basis" -- (i) in the case of any amount being paid to any Tax Indemnitee or Indemnified Person, an amount which, after deduction of all Taxes imposed upon such Tax Indemnitee or Indemnified Person that would not have been imposed but for the receipt or accrual of such amount (or the receipt or accrual of amounts paid by reason of a "gross-up" provision), is equal to the amount required to be paid under the applicable Basic Document and (ii) in the case of any amount being paid by any Tax Indemnitee, an amount which, after deduction of all Taxes saved by such Tax Indemnitee that would not have been saved but for the payment or accrual of the obligation to pay such amount (or the payment or accrual of the obligation to pay amounts by reason of a "gross-up" provision) is equal to the amount to be paid under the applicable Basic Document. All computations for the purposes hereof shall be based on the highest applicable tax rates in effect in the applicable jurisdiction on the date payment is made or accrued, as the case may be.

         "Agreed Value" of any Contributed Property -- the fair market value of such property or other consideration at the time of contribution as determined by General Partner using such reasonable method of valuation as it may adopt; except that if any Limited Partner disputes the fair market value of any Contributed Property as so determined by General Partner, the fair market value of such Contributed Property shall be determined by a Contributed Property Appraisal.

         "Appraisal" -- the report of Arthur Andersen containing the opinions described in Section 4.2(a) of the Participation Agreement, and otherwise in form and substance reasonably satisfactory to Beneficiaries.

         "Assigned Agreements" -- the Partnership Agreement, the Contribution Agreements and the Guaranty.

         "Attorney-in-Fact" -- as defined in Section 2.3(b) of the Partnership Agreement.

         "Available Cash" -- as defined in Section 6.1(e) of the Partnership Agreement.

         "Bank Guaranties" -- the Guaranty Agreements dated as of August 7, 1996, executed by each of BJ USA, BJ Service International, Inc., a Delaware corporation, and BJ Services Company Middle East, a Delaware corporation, each in favor of the Agents (as defined in the BJ Credit Agreement) and the Banks (as defined in the BJ Credit Agreement).

         "Bankruptcy" -- an event described in clause (g) or clause (h) of the definition of "BJ Event of Default."

         "Bankrupt Beneficiary" -- as defined in Section 8.3(e)(i)(4) of the Indenture.

         "Bankrupt BJ Entity" -- (a) Service Taker, if a Services Event of Default described in Section 6.1(d) or (e) exists, (b) Operator, if an O&M Event of Default described in Section 14.1(d) or (e) exists, (c) Partnership, if a BJ Event of Default described in clause (g) or (h) of the definition thereof exists with respect to Partnership, (d) Affiliated Partner, if a BJ Event of Default described in clause (g) or (h) of the definition thereof exists with respect to Affiliated Partner, (e) General Partner, if a BJ Event of Default described in clause (g) or (h) of the definition thereof exists with respect to General Partner, and (f) BJ USA if a BJ Event of Default described in clause (g) or (h) of the definition thereof exists with respect to BJ USA.

         "Bankruptcy Code" -- the United States Bankruptcy Reform Act of 1978, as amended from time to time, 11 U.S.C. Section 101 et seq.

         "Base Services" -- as defined in Section 2.1 of the Services
Agreement.

         "Base Term" -- the period from the Commencement Date to the Base Term Expiration Date.

         "Base Term Expiration Date" -- as defined in Section 4.2(a)(iv) of the Participation Agreement.

         "Basic Documents" -- the Participation Agreement, the Contribution Agreements, the Trust Agreement, the Notes, the Partnership Agreement (including each Partnership Agreement Supplement), the O&M Agreement (including each O&M Agreement Supplement), the Services Agreement, the Guaranty, the Indenture (including each Indenture Supplement) and the Tax Indemnity Agreement.

         "Beneficial Interest" -- the interest of a Beneficiary under the Trust Agreement.

         "Beneficiaries' Agreements" -- the Basic Documents to which the Beneficiaries are or will be a party.

         "Beneficiaries' Certificate" -- as defined in Section 2.4(a) of the Participation Agreement.

         "Beneficiary" -- each Person listed as a Beneficiary in Schedule 1 to the Participation Agreement and each Person that becomes a Beneficiary pursuant to Section 6.1 of the Participation Agreement.

         "Beneficiary Bankruptcy" -- as defined in Section 8.3(e)(i)(4) of the Indenture.

         "BJ Credit Agreement" -- the Amended and Restated Credit Agreement dated as of August 7, 1996, among BJ Services Company, BJ Services Company, U.S.A., BJ Service International, Inc., BJ Services Company Middle East, Nowsco Well Service Ltd. and the other Subsidiary Borrowers from time to time parties thereto, Bank of America National Trust and Savings Association, individually, as U.S. Agent, as Letter of Credit Issuing Bank and as Swing Loan Bank, Bank of America Canada, individually and as Canadian Agent, The Chase Manhattan Bank, individually and as Senior Co-Agent, Bank of Montreal, Royal Bank of Canada, Toronto-Dominion (Texas), Inc., Credit Lyonnais New York Branch and Wells Fargo Bank (Texas), National Association, each individually and as Co-Agent, and the other financial institutions from time to time parties thereto.

         "BJ Default" -- an event which with notice or the lapse of time or both would become a BJ Event of Default.

         "BJ Event of Default" -- any one or more of the following if continuing at the time of determination:

                 (a)      a Services Event of Default under Section 6.1(b),
         (c), (d), (e) or (f) of the Services Agreement;

                 (b)      an O&M Event of Default;

                 (c)      a Guarantor Event of Default;

                 (d) General Partner or Affiliated Partner fails to make any capital contribution under the Partnership Agreement or pay any other amount under Sections 5.12, 5.16, 5.17, 5.18 or 5.22 of the Participation Agreement or Partnership fails to make and/or General Partner fails to cause Partnership to make any Priority Distribution, Supplemental Priority Distribution or Special Distribution, in each case, within 5 Business Days after the same becomes payable or distributable;

                 (e) Partnership, General Partner, Affiliated Partner or BJ USA fails to make any payment or distribution (other than as described in clause (d) above) under any Basic Document, other than the O&M Agreement and the Services Agreement (except that any failure to pay or distribute to Nonaffiliated Partner Trustee (in its individual or trust capacity) or any Beneficiary when due or distributable any amount constituting Excepted Property shall not constitute a BJ Event of Default before the discharge of the Lien of the Indenture in accordance with the terms thereof) after the same becomes due or distributable and such failure continues unremedied for 30 days after receipt by Partnership, General Partner, Affiliated Partner or BJ USA, as the case may be, of written notice of such failure from Nonaffiliated Partner Trustee, any Beneficiary, Indenture Trustee or any Holder;

                 (f) any representation made by Partnership, General Partner, Affiliated Partner or BJ USA in any Basic Document, other than the O&M Agreement and the Services Agreement, or in any other document or certificate furnished by Partnership, General Partner, Affiliated Partner or BJ USA (or a Responsible Officer of Partnership, General Partner, Affiliated Partner or BJ USA) pursuant to the Basic Documents, other than the O&M Agreement and the Services Agreement, was untrue or incorrect in any material respect as of the date of making thereof;

                 (g) Partnership, General Partner, Affiliated Partner or BJ USA (i) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) consents to any such relief or to the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against it, or (iii) generally fails to pay, or admits in writing its inability to pay, its debts as they come due, or (iv) makes a general assignment for the benefit of creditors, or (v) takes any corporate action to authorize or in furtherance of any of the foregoing;

                 (h) an involuntary case or other proceeding is commenced against Partnership, General Partner, Affiliated Partner or BJ USA seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days;

                 (i) any events of dissolution under Section 11 of the Partnership Agreement; or

                 (j) Partnership, General Partner, Affiliated Partner or BJ USA fails to observe or perform any of its covenants or agreements (other than those described in the foregoing clauses of this definition) to be observed or performed by it under any Basic Document, other than the O&M Agreement and the Services Agreement, and the failure continues unremedied for 30 days after notice from Nonaffiliated Partner Trustee, any Beneficiary, Indenture Trustee or any Holder to Partnership, General Partner, Affiliated Partner or BJ USA, as the case may be, specifying the failure and demanding the same to be remedied; except that, if the failure is capable of being remedied and the remedy does not involve the payment of money alone, no such failure shall constitute a BJ Event of Default so long as Partnership, General Partner, Affiliated Partner or BJ USA, as the case may be, is diligently proceeding to remedy the failure, but in no event shall the failure continue unremedied for a period in excess of the lesser of 120 days from the notice referred to above and the remaining number of days in the Transaction Term.

         "BJ Note Agreements" -- the two Note Agreements, each dated as of August 1, 1991, one being by and among Guarantor, BJ USA, BJ Service International, Inc., BJ Services Company Middle East (collectively, the "BJ Note Debtors") and Connecticut Mutual Life Insurance Company, and the other being by and between the BJ Note Debtors and Principal Mutual Life Insurance Company, collectively providing for the issuance of $30,000,000 of 9.2% Senior Notes due August 1, 1998, each as amended.

         "BJ Remedy" -- as defined in Section 8.3(a) of the Indenture.

         "BJ Services Company" -- BJ Services Company, a Delaware corporation, and the parent corporation of BJ USA.

         "BJ USA" -- as defined in the caption of the Participation Agreement.

         "BJ USA Agreements" -- the Basic Documents to which BJ USA is or will be a party.

         "BJ USA's Tax Counsel" -- Andrews and Kurth L.L.P. or such other nationally recognized law firm reasonably acceptable to Beneficiaries.

         "Books and Records" -- books and records of account in which are entered all matters relating to Partnership, including all income, expenditures, assets and liabilities thereof.

         "Business Day" -- any day other than a Saturday, Sunday or a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in San Francisco, California, New York, New York, Houston, Texas, the city and state (if different from the foregoing) in which the principal corporate trust office of Nonaffiliated Partner Trustee is located, or, until the Lien of the Indenture is discharged, the city and state (if different from the foregoing) in which the principal corporate trust office of Indenture Trustee is located.

         "Capital Account" -- the capital account established and maintained for each Partner as provided in Section 5.1 of the Partnership Agreement.

         "Capital Contribution" -- the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership pursuant to Section 4.1 or 4.2 of the Partnership Agreement.

         "Carrying Value" -- with respect to any Property, the Agreed Value of such Property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Capital Accounts. The Carrying Value of any Property shall be adjusted from time to time in accordance with Section 5.1(d) of the Partnership Agreement and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Properties, as deemed appropriate by the Partners.

         "Category A Priority Distribution" -- for each Distribution Date, a Priority Distribution in the amount set forth opposite such date under the heading "Category A" on Schedule 1 to the Partnership Agreement.

         "Category B Priority Distribution" -- for each Distribution Date, a Priority Distribution in the amount set forth opposite such date under the heading "Category B" on Schedule 1 to the Partnership Agreement.

         "Claims" -- as defined in Section 7.2(a) of the Participation
Agreement.

         "Cleanup" -- all actions required to: (1) cleanup, remove, treat or remediate Hazardous Substances in the indoor or outdoor environment; (2) prevent the Release of Hazardous Substances so that they do not migrate, endanger or threaten to endanger public health or welfare of the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Substances in the indoor or outdoor environment.

         "Closing" -- as defined in Section 2.4(a) of the Participation
Agreement.

         "Code" -- the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

         "Commencement Date" -- as defined in Section 2.4(a) of the Participation Agreement.

         "Commitment" -- with respect to a Beneficiary, its obligation to make an investment in Nonaffiliated Partner pursuant to Section 2.2(a) of the Participation Agreement.

         "Competitor" -- any Person who is engaged, or an Affiliate of a Person who is engaged, or any Person who has an interest in a partnership, joint venture, corporation, trust, limited liability company, association, or unincorporated organization that is engaged in providing maintenance services for oil and natural gas wells; except that in no event shall any Note Purchaser or any bank, bank holding company, savings and loan association, fraternal benefit society, pension, retirement or profit sharing trust or fund, insurance company, securities broker or securities dealer or any leasing company or other financial institution or any Affiliate of any of the foregoing, be (i) deemed a Competitor or (ii) restricted from any purchase of or holding an ownership interest in any security of a Competitor for passive investment purposes.

         "Confirmation" -- as defined in Section 2.4(c) of the Participation Agreement.

         "Consolidated Stockholders' Equity" -- the par or stated value of the stock of the Guarantor and its Subsidiaries plus paid-in capital plus retained earnings, all as shown on the consolidated balance sheet of Guarantor and its Subsidiaries prepared in accordance with GAAP.

         "Consolidated Subsidiary" -- at any time, any Subsidiary the accounts of which, in accordance with GAAP, would be consolidated with those of Guarantor in its consolidated financial statements if such statements were prepared as of such date.

         "Contributed Property" -- each item of Property, in such form as may be permitted by the Delaware Act, contributed to Partnership.

         "Contributed Property Appraisal" -- with respect to any Contributed Property, the determination of fair market value by an appraiser selected by the Partners, or, if the Partners cannot agree upon an appraiser, then the General Partner and the Affiliated Partner shall together appoint one appraiser and the Nonaffiliated Partner shall appoint one appraiser, and such appraisers shall select a single appraiser, which appraiser shall determine the fair market value of such Contributed Property; except that the Agreed Value of any property deemed contributed to the Partnership for federal income tax purposes upon termination and reconstitution thereof pursuant to Section 708 of the Code shall be determined in accordance with Section 5.1(d) of the Partnership Agreement.

         "Contribution Agreement" -- the Contribution and Conveyance Agreement dated as of August 1, 1997, and each other Contribution and Conveyance Agreement dated the date that any Replacement Unit or any other Unit becomes property of Partnership pursuant to the Partnership Agreement (and the Lien of the Indenture, if the Indenture is in effect), from BJ USA or Affiliated Partner to Partnership covering the Units delivered to Partnership before, and owned by Partnership on, the Commencement Date or such Replacement Unit or any other Unit, as the case may be, substantially in the form of Exhibit C to the Participation Agreement.

         "Co-Registrar" -- as defined in Section 2.3 of the Indenture.

         "Current Principal Amount" -- with respect to a Note as of any relevant date, the original principal amount of such Note reduced by the amount of principal paid with respect to such Note on or before such date.

         "Customers" -- as defined in Recital A of the Participation Agreement.

         "Debt" -- the indebtedness evidenced by the Notes.

         "Debt Rate" -- with respect to any Note, a rate of interest equal to 7.33% per annum (computed on the basis of a year of 360 days consisting of twelve 30-day months).

         "Default Payment Date" -- as defined in Section 5.22 of the Participation Agreement.

         "Delaware Act" -- the Delaware Revised Uniform Limited Partnership Act, 6. Del. C. 1953, Section 17-101 et seq., as amended from time to time, and any successor thereto.

         "Determination Date" -- each of the dates set forth on Schedule 5 to the Participation Agreement and during the Renewal Term, the 30th calendar day of each December and June.

         "Discount Rate" -- a per annum rate equal to the Debt Rate.

         "Disposition Value" -- for any Unit as of any Determination Date, the amount determined by multiplying the Equipment Value for such Unit by the percentage set forth in Schedule 5 to the Participation Agreement opposite the Determination Date on which such Disposition Value is being determined. Anything contained in the Trust Agreement or the Participation Agreement to the contrary notwithstanding, Disposition Value for such Unit on the date of payment thereof (both before and after any adjustment pursuant to Section 2.7 of the Participation Agreement), under any circumstances and in any event, will be an amount which will be at least sufficient to pay in full as of the date of payment thereof, the portion of the unpaid principal of the Notes which is related to such Unit, together with all unpaid interest accrued to the date on which such amount is paid in accordance with the terms thereof.

         "Distribution" -- a Priority Distribution, a Supplemental Priority Distribution or a Special Distribution.

         "Distribution Date" -- each date listed on Schedule 1 to the Partnership Agreement.

         "Distribution Period" -- the six-month period beginning on the day following a Distribution Date and ending on the next succeeding Distribution Date.

         "Environmental Claim" -- any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, government response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release into the indoor or outdoor environment, of any Hazardous Substances at any location, whether or not owned or operated by Partnership, BJ USA or Operator or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "Environmental Law" -- any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Government Authority regulating, relating to or imposing liability standards of conduct concerning any Hazardous Substances or pollution or environmental protection, as now or may at any time hereafter be in effect, including, without limitation, the Clean Water Act, the

Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act of 1986, the Emergency Planning and Community Right to Know Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, and the Toxic Substances Control Act, together, in each case, with each amendment, supplement or other modification thereto, and the regulations promulgated thereunder and all substitutions therefor.

         "Equipment Value" -- (a) for any Unit owned by Partnership on the Commencement Date, the amount for such Unit specified on the Appraisal as of the Commencement Date and as set forth on Schedule 3 to the Participation Agreement, and (b) for any Unit contributed to Partnership on any other date, the Fair Market Value of such Unit, as certified by General Partner pursuant to
Section 5.13 of the Participation Agreement or as otherwise determined in accordance with the definition of "Fair Market Value", in each case, determined as of the date of contribution.

         "ERISA" -- the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law.

         "ERISA Affiliate" -- any corporation or trade or business that:

                 (a) is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as BJ USA; or

                 (b) is under common control (within the meaning of section 414(c) of the Code) with BJ USA.

         "ERISA Plan" -- as defined in Section 3.4(i) of the Participation Agreement.

         "ET Date" -- as set forth on Schedule 8 to the Participation
Agreement.

         "ET Price" -- an amount equal to the product of the percentage set forth for the ET Date on Schedule 8 to the Participation Agreement multiplied by the Equipment Value of the Units then owned by Partnership, plus any Premium payable pursuant to the Indenture.

         "ET Right" -- as defined in Section 9.1 of the Partnership Agreement.

         "Event of Loss" -- as defined in Section 11.1 of the O&M Agreement.

         "Excepted Property" --

                 (a) any indemnity payable to Nonaffiliated Partner Trustee, Indenture Trustee, any Beneficiary or their respective directors, officers, employees, agents, successors, assigns (other than Indenture Trustee as assignee) or affiliates pursuant to Section 7 of the Participation Agreement;

                 (b) any proceeds of insurance payable to Nonaffiliated Partner Trustee or any Beneficiary under insurance maintained by Nonaffiliated Partner Trustee or any Beneficiary in addition to the insurance required to be maintained by Operator pursuant to the terms of the O&M Agreement, and any proceeds of liability insurance policies carried for the benefit of Nonaffiliated Partner Trustee or any Beneficiary by or Operator pursuant to Section 12 of the O&M Agreement or by any other Person;

                 (c) the Tax Indemnity Agreement and all payments or advances required to be made thereunder by or to Guarantor;

                 (d) any rights against BJ USA, General Partner, Operator, Service Taker, Partnership or Guarantor acquired by subrogation to the rights of Indenture Trustee pursuant to cure of defaults of BJ USA, General Partner, Operator, Service Taker, Partnership or Guarantor, and any amounts payable by BJ USA, General Partner, Operator, Service Taker, Partnership or Guarantor to reimburse Nonaffiliated Partner Trustee or any Beneficiary for payments made by it in respect of their obligations under the Basic Documents, so long as such cures and payments are made in accordance with the Indenture;

                 (e) any amounts payable to any Beneficiary by a transferee as the purchase price for all or any portion of its interest permitted by Section 6.1 of the Participation Agreement;

                 (f) all right, title and interest of Nonaffiliated Partner Trustee or any Beneficiary in any collateral that has been released from the security interest and assignment of the

         Indenture whether by satisfaction of the obligations of Nonaffiliated Partner Trustee hereunder and under the Notes or otherwise pursuant to terms of the Indenture;

                 (g) any Taxes payable to Partnership or Nonaffiliated Partner pursuant to the Participation Agreement;

                 (h) the rights of Nonaffiliated Partner Trustee, Indenture Trustee and any Beneficiary to pursue legal remedies to compel payment by BJ USA, General Partner, Operator, Service Taker or Partnership of any of the amounts referred to in the foregoing clauses
         (i)through (g) or enforce the agreements of BJ USA, General Partner, Operator, Service Taker or Partnership related thereto, except that the rights referred to in this clause (h) shall not be deemed to include the exercise of any remedies in the Partnership Agreement, the Services Agreement, the O&M Agreement or the Participation Agreement other than the right to proceed by appropriate court action or actions, either at law or in equity, to enforce performance by BJ USA, General Partner, Operator, Service Taker or Partnership of the applicable covenants or to recover damages for the breach thereof;

                 (i) the right to consent or withhold consent to any amendment, modification or waiver of the Partnership Agreement, the O&M Agreement, the Participation Agreement or the Services Agreement or any other document solely in respect of Excepted Property; and

                 (j) the right to consent or withhold consent to declaration by Indenture Trustee of a BJ Event of Default solely in respect of Excepted Property;

                 (k) any Form K-1 (or similar substitute form) required or permitted to be given to Nonaffiliated Partner Trustee or Partnership.

         "Excess Amount" -- as defined in Section 2.9(c) of the Indenture.

         "Expenses" -- as defined in Section 4.4(b) of the Partnership
Agreement.

         "Expiration Date" -- as defined in Section 2.8(b) of the Participation Agreement.

         "Fair Market Rental Value" or "Fair Market Value" -- with respect to all Units (or portions thereof for purposes of Section 5.13 of the Participation Agreement) with respect to which a determination is being made, the cash rent or cash price obtainable for such Units (or portions thereof for purposes of Section 5.13 of the Participation Agreement) in an arm's-length lease or sale between an informed and willing lessee or purchaser/user (including, without limitation, BJ USA and any lessee or buyer in possession of the Units which is the subject of this transaction and including a purchaser/user in possession and other than a dealer in used equipment of a type similar to the Units) under no compulsion to lease or purchase, as the case may be, and an informed and willing lessor or seller, under no compulsion to lease or sell, as the case may be. Except for determinations for the purposes of Section 5.22 of the Participation Agreement, Fair Market Rental Value and Fair Market Value shall be determined upon the assumption that each Unit is in the condition and repair required under the O&M Agreement, free of any Liens other than Nonaffiliated Partner Liens, and in service. For purposes of Section 5.22 of the Participation Agreement, determinations of Fair Market Rental Value and Fair Market Value shall be determined upon the assumption that each Unit is to be leased or sold on an "as-is, where-is" basis. If the parties are unable to agree upon a Fair Market Rental Value or a Fair Market Value within 30 days after receipt of General Partner's certification as to Fair Market Value pursuant to Section 5.13 of the Participation Agreement or, unless Nonaffiliated Partner otherwise consents, if Fair Market Rental Value or Fair Market Value is to be determined for the purposes of Section 5.22 of the Participation Agreement, such value shall be determined by the following appraisal procedure, determinations under which shall be conclusively binding on all parties:

         (I)     If the appraisal procedure is used for any purpose other than
Section 5.22 of the Participation Agreement, Nonaffiliated Partner Trustee, within 10 days after the 30-day period after receipt of General Partner's certification as to Fair Market Value pursuant to Section 5.13 of the Participation Agreement, will provide BJ USA the names of appraisers that would be satisfactory to Nonaffiliated Partner Trustee, and Nonaffiliated Partner Trustee and BJ USA will consult with the intent of selecting a mutually acceptable appraiser. If a mutually acceptable appraiser is selected, the Fair Market Rental Value and/or the Fair Market Value, as the case may be, shall be determined by such appraiser and set forth in a written appraisal that is in compliance with the "Uniform Standards of Professional Appraisal Practice" of the Appraisal Standards Board of the Appraisal Foundation. If BJ USA and Nonaffiliated Partner Trustee are unable to agree upon a single appraiser within 10 days after Nonaffiliated Partner Trustee provides BJ USA with the names of appraisers, either party can file with the American Arbitration Association to provide a list of qualified and certified appraisers of recognized standing and knowledgeable in equipment of the type then owned by the Partnership within 15 days of such filing. Within 10 days of receipt of such list, Nonaffiliated Partner Trustee and BJ USA shall list in order of preference their respective choices for appraisers and the appraiser that is most preferred by both Nonaffiliated Partner Trustee and BJ USA (or, if two appraisers are preferred equally by Nonaffiliated Partner Trustee and BJ USA, the appraiser that is most preferred by both parties but chosen by Nonaffiliated Partner Trustee) shall perform the appraisal and set forth Fair Market Rental Value or Fair Market Value in a written appraisal that is in compliance with the "Uniform Standards of Appraisal Practice" of the Appraisal Foundation. BJ USA shall bear the cost of all appraisers.

         (II)    If the appraisal procedure is used for the purpose of Section
5.22 of the Participation Agreement, Nonaffiliated Partner Trustee shall select an independent appraiser of recognized standing and knowledgeable in equipment of the type then owned by the Partnership. Such appraisal shall be made within 15 days of appointment. BJ USA shall bear the cost of such appraisal. Notwithstanding any of the foregoing, for the purposes of Section 5.22 of the Participation Agreement, the Fair Market Rental Value or the Fair Market Value, as the case may be, shall be zero with respect to any Unit if Nonaffiliated Partner Trustee theretofore has not been able to recover possession of such Unit in accordance with the terms of Section 15.1(b) of the O&M Agreement.

         "Final Determination" -- (i) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final (i.e., the earliest of when all allowable appeals by either party to the action (or with respect to any Beneficiary, only such appeals as are required by Section 7 of the Tax Indemnity Agreement or
Section 7 of the Participation Agreement) are exhausted or the time for filing such appeal expires), (ii) a closing agreement entered into under
Section 7121 of the Code (or any successor provision) or any other binding settlement agreement entered into in connection with an administrative or judicial proceeding, in any case with the consent of BJ USA (in the case of the Tax Indemnity Agreement, subject to the conditions of Section 7(d)), or (iii) the expiration of the time for instituting an initial suit with respect to a claimed deficiency or for instituting a claim for refund or if such a claim was filed, the expiration of the time for instituting suit with respect thereto.

         "First Security" -- as defined in Section 3.1 of the Participation Agreement.

         "FT Price" -- an amount equal to the product of (a) 32% multiplied by
(b) the Equipment Value of the Units owned by Partnership on the Base Term Expiration Date.

         "FT Right" -- as defined in Section 9.2 of the Partnership Agreement.

         "GAAP" -- generally accepted accounting principles, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.

         "General Partner" -- BJ USA, as general partner of Partnership.

         "Government Actions" -- all consents, approvals or authorizations of, or filings, registrations or qualifications with, or the giving of notice or taking of any other action with respect to, any Government Authority.

         "Government Authority" -- any applicable Federal, state, county, municipal or other United States Federal, state or local government, judicial or regulatory authority, agency, board, body, commission, instrumentality, court arbitrator, panel of arbitrators or quasi-government authority.

         "Guarantor" -- as defined in the caption of the Participation
Agreement.

         "Guarantor Agreement" -- the Basic Documents to which Guarantor is or will be a party.

         "Guarantor Default" -- an event which with notice or the lapse of time or both would become a Guarantor Event of Default.

         "Guarantor Event of Default" -- the following events (whether any such event is voluntary or involuntary or comes about or is effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or of any order, rule or regulation of any administrative or government body):

                 (a) Guarantor fails to make any payment under the Guaranty when due (except that any failure to pay to Nonaffiliated Partner Trustee (in its individual or trust capacity) or any Beneficiary when due any amounts constituting Excepted Property shall not constitute a Guarantor Event of Default before the discharge of the Lien of the Indenture in accordance with the terms thereof);

                 (b) Guarantor fails to make any other payment under the Basic Documents (except that any failure to pay any amount owed by Guarantor under the Tax Indemnity Agreement or any failure of Guarantor to pay to Nonaffiliated Partner Trustee (in its individual or trust capacity) or any Beneficiary when due any amount constituting Excepted Property shall not constitute a Guarantor Event of Default before the discharge of the Lien of the Indenture in accordance with the terms thereof) after the same becomes due and such failure continues unremedied for 30 days after receipt by Guarantor of written notice of such failure from Nonaffiliated Partner Trustee, any Beneficiary, Indenture Trustee or any Holder;

                 (c) any representation made by Guarantor in any Basic Document or in any other document or certificate furnished by Guarantor (or a Responsible Officer of Guarantor) pursuant to the Basic Documents (other than the representations set forth in the Tax Indemnity Agreement) was untrue or incorrect in any material respect as of the date of making thereof;

                 (d) Guarantor (i) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) consents to any such relief or to the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against it, or (iii) generally fails to pay, or admits in writing its inability to pay, its debts as they come due, or (iv) makes a general assignment for the benefit of creditors, or (v) takes any corporate action to authorize or in furtherance of any of the foregoing;

                 (e) an involuntary case or other proceeding is commenced against Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or

                 (f) Guarantor fails to observe or perform any of its covenants or agreements (other than those described in the foregoing clauses of this definition) to be observed or performed by Guarantor under the Guaranty or any other Basic Document (other than the Tax Indemnity Agreement) and the failure continues unremedied for 30 days after notice from Nonaffiliated Partner Trustee, any Beneficiary, Indenture Trustee or any Holder to Guarantor, specifying the failure and demanding the same to be remedied; except that, if the failure is capable of being remedied and the remedy does not involve the payment of money alone, no such failure shall constitute a Guarantor Event of Default so long as Guarantor is diligently proceeding to remedy the failure, but in no event shall the failure continue unremedied for a period in excess of the lesser of 120 days from the notice referred to above and the remaining number of days in the Transaction Term.

         "Guaranty" -- the Guaranty dated as of August 7, 1997, from Guarantor.

         "Hazardous Substances" -- (i) petroleum product, petroleum, crude oil or any fraction thereof, asbestos, radon, explosives, radioactive materials, hazardous wastes or substances (including polychlorinated biphenyls), or toxic wastes or substances; (ii) any other wastes, materials or pollutants defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste" or "toxic substances" as defined under any applicable Environmental Laws; or (iii) any other pollutants or contaminants which are regulated under any Environmental Law.

         "Holders" -- each Note Purchaser, or if such Note Purchaser transfers its interest in accordance with the Basic Documents, the transferee of such Note Purchaser.

         "Income Taxes" -- as defined in Section 7.1(c)(i) of the Participation Agreement.

         "Indemnified Person" -- as defined in Section 7.2(b) of the Participation Agreement.

         "Indenture" or "Trust Indenture" -- the Trust Indenture and Security Agreement dated as of August 7, 1997 among Nonaffiliated Partner Trustee, in the capacities described therein, Partnership and Indenture Trustee. Such terms shall include each Indenture Supplement entered into pursuant to the Indenture.

         "Indenture Default" -- an Indenture Event of Default or an event which with notice or the lapse of time or both would become an Indenture Event of Default.

         "Indenture Estate" -- as defined in the Granting Clause of the Indenture.

         "Indenture Event of Default" -- as defined in Section 8.1 of the Indenture.

         "Indenture Supplement" -- (i) an Indenture Supplement substantially in the form of Exhibit B to the Indenture, among Nonaffiliated Partner Trustee, in the capacities described therein, Partnership and Indenture Trustee, dated the Commencement Date or the date that any Replacement Unit or any other Unit is subjected to the Lien and security interest of the Indenture, and covering the Units related to the Commencement Date or such Replacement Unit or such other Unit, as the case may be, or (ii) any supplement or amendment entered into from time to time among Nonaffiliated

Partner Trustee, in the capacities described therein, Partnership and Indenture Trustee.

         "Indenture Trustee" -- State Street Bank and Trust Company, a Massachusetts trust company, as trustee under the Indenture.

         "Indenture Trustee Agreements" -- the Basic Documents to which ITC and/or Indenture Trustee are or will be a party.

         "Initial Cash" -- cash contributed to Partnership by Nonaffiliated Partner on the Commencement Date.

         "Initial Operating Payment" -- as defined in Section 3.2(a) of the O&M Agreement.

         "Initial Partnership Agreement" -- the Agreement of Limited Partnership of BJ Services Equipment, L.P. dated as of June 25, 1997 between General Partner, as general partner thereof, and Organizational Limited Partner, as limited partner thereof.

         "Initial Services Payment" -- as defined in Section 3.2 of the Services Agreement.

         "Initial Units" - the Units described in the Indenture Supplement, Partnership Agreement Supplement and O&M Agreement Supplement on the Commencement Date.

         "Insured Risks and Losses" -- such risks and losses as are specified in the O&M Agreement.

         "Interests" -- as defined in Section 3.5(d) of the Participation Agreement.

         "Investment Grade" -- as defined in Section 12.2 of the O&M Agreement.

         "Investments" -- with respect to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person; including, without limitation, any direct or indirect contribution by such Person of property to a joint venture, partnership or other business entity in which such Person retains an interest.

         "ITC" -- as defined in Section 3.3 of the Participation Agreement.

         "Late Rate" -- with respect to the portion of any payment that would be required to be distributed to the Holders pursuant to the Indenture or otherwise under the Basic Documents, Nonaffiliated Partner (whether directly or pursuant to the Indenture), Beneficiaries or Nonaffiliated Partner Trustee, in its individual capacity, the rate per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) equal to the lesser of (a) 2% over the Debt Rate and (b) the maximum interest rate from time to time permitted by law.

         "Lien" -- any mortgage, pledge, security interest, lien, encumbrance, lease, disposition of title or other charge of any kind on a Unit or any part thereof.

         "Limited Partners" -- Affiliated Partner and Nonaffiliated Partner and "Limited Partner" means any of the Limited Partners.

         "Liquidator" -- the Person or committee approved pursuant to the provisions of Section 11.3(b) of the Partnership Agreement who performs the functions described therein.

         "Majority In Interest" -- as of a particular date of determination, with respect to any action or decision of the Holders, the Holders of more than 50% in aggregate principal unpaid amount of the Outstanding Notes, if any.

         "Material Adverse Effect" -- an adverse effect on the business, properties, financial condition or results of operation of Partnership, BJ USA, Affiliated Partner, Guarantor or Operator, taken as a whole, that would materially jeopardize the ability of Partnership, BJ USA, Affiliated Partner, Guarantor or Operator to perform their obligations set forth in the Basic Documents.

         "Maturity Date" -- with respect to the Notes, the date specified as the maturity therefor in the Indenture.

         "Minimum Services Payment" -- as defined in Section 3.3 of the Services Agreement.

         "Modification" -- as defined in Section 9.2 of the O&M Agreement.

         "Multiemployer Plan" -- any "multiemployer plan" (as defined in section 3 of ERISA) in respect of which BJ USA or any ERISA Affiliate is an "employer" (as defined in section 3 of ERISA).

         "Net Agreed Value" -- (a) in the case of any Contributed Property, the Agreed Value of such Contributed Property reduced by the total amount in the aggregate of any and all liabilities either assumed by Partnership upon such contribution or to which such Contributed Property is subject when contributed, and (b) in the case of any Property distributed to a Partner, Partnership's Carrying Value of such Property at the time such Property is distributed, reduced by the total amount in the aggregate of any and all indebtedness either assumed by such Partner upon such distribution or to which such Property is subject at the time of distribution, in either case, as determined under
Section 752 of the Code.

         "Net Economic Return" -- The applicable Beneficiary's initial (a) anticipated net after-tax yield for each of the periods beginning with the Commencement Date through the end of the Base Term and the Commencement Date through the ET Date, reflected in the computations of Priority Distributions, and ET Price set forth in Schedules 4 and 8 to the Participation Agreement and Schedules 2 (and each subschedule thereto) and 4 to the Trust Agreement, (b) anticipated aggregate after-tax cash flow computed utilizing the multiple investment sinking fund method of analysis and the same assumptions (including, without limitation, the Tax Assumptions) as used by the applicable Beneficiary in making the computations of Priority Distributions and ET Price set forth in Schedules 4 and 8 to the Participation Agreement and Schedules 2 (and each subschedule thereto) and 4 to the Trust Agreement and (c) the anticipated net after-tax book yield through the Base Term.

         "Net Equity of the Partnership" -- as of any date, the amount by which the fair market value of the Property of Partnership as of such date, as determined in the reasonable judgment of the General Partner using such reasonable method of valuation as it may choose, exceeds the aggregate liabilities of the Partnership as of such date, as determined in accordance with GAAP.

         "Net Income" -- for any Taxable Period, the excess, if any, of Partnership's items of income and gain for such Taxable Period over Partnership's items of loss and deduction for such Taxable Period. The items included in the calculation of Net Income shall be determined in accordance with Section 5.1(b) of the Partnership Agreement, but shall not include any items specially allocated under Section 5.2(c) or Section 5.2(d) of the Partnership Agreement.

         "Net Loss" -- for any Taxable Period, the excess, if any, of Partnership's items of loss and deduction for such Taxable Period over Partnership's items of income and gain for such Taxable Period. The items included in the calculation of Net Loss shall be determined in accordance with
Section 5.1(b) of the Partnership Agreement, but shall not include any items specially allocated under Section 5.2(c) or Section 5.2(d) of the Partnership Agreement.

         "Net Sales Proceeds" -- the proceeds realized from any sale of any one or more of the Units, less the expenses related to such sale.

         "Nonaffiliated Partner" -- as defined in the caption of the Partnership Agreement.

         "Nonaffiliated Partner Liens" -- any Lien on the Units or other portions of the Trust Estate arising as a result of (i) claims against Nonaffiliated Partner Trustee (in its individual capacity), Indenture Trustee (in its individual capacity) or any Beneficiary, not related to the transactions contemplated by the Basic Documents or which are not indemnified against by BJ USA pursuant to the Participation Agreement or the Tax Indemnity Agreement, or (ii) acts or omissions of Nonaffiliated Partner Trustee (in its individual capacity), Indenture Trustee (in its individual capacity) or any Beneficiary, not related to the transactions contemplated by the Basic Documents or in breach of any covenant or agreement of such Person set forth in any of the Basic Documents or which are not indemnified against by BJ USA pursuant to the Participation Agreement or the Tax Indemnity Agreement, or
(iii) taxes imposed against Nonaffiliated Partner Trustee (in its individual capacity or as Nonaffiliated Partner Trustee), Indenture Trustee (in its individual capacity) or any Beneficiary or the Trust Estate which are not indemnified against by BJ USA pursuant to the Participation Agreement or by Guarantor under the Tax Indemnity Agreement, or (iv) claims against Nonaffiliated Partner, Indenture Trustee or any Beneficiary arising out of the transfer (whether voluntary or involuntary) by Nonaffiliated Partner Trustee, Indenture Trustee (without the consent of BJ USA and

Nonaffiliated Partner Trustee), or any Beneficiary (without the consent of BJ USA and Indenture Trustee) of all or any portion of their respective interests in Partnership, the Units, the Indenture Estate, the Trust Estate or the Basic Documents, other than a transfer pursuant to Section 9 or 11 of the Partnership Agreement, Section 5.12, 5.13, 5.16, 5.17, 5.18 or 5.22 of the Participation Agreement, Section 7.1 of the Services Agreement or Section 15.1 of the O&M Agreement or in connection with or with respect to an Indenture Event of Default.

         "Nonaffiliated Partner Trustee" -- First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Nonaffiliated Partner Trustee under the Trust Agreement.

         "Nonaffiliated Partner Trustee Estate" -- as defined in Section 1.1 of the Indenture.

         "Nonaffiliated Partner Trustee Agreements" -- the Basic Documents to which Nonaffiliated Partner Trustee, either in its individual capacity or as Nonaffiliated Partner Trustee, is or will be a party.

         "Nonaffiliated Partner Trustee's Net Economic Return" -- the weighted average of the aggregate Net Economic Return of all Beneficiaries.

         "Nonrecourse Liability" -- as defined in Treasury Regulation Sections 1.704-2(b)(3) and 1.752-1(a)(2).

         "Nonreplacement Election" -- as defined in Section 7.2(e) of the Partnership Agreement.

         "Non-Severable Modification" -- any Modification that is not a Required Modification or that is not readily removable without causing damage to any Unit.

         "Note Purchasers" -- the Note Purchasers named in the Participation Agreement.

         "Notes" -- the secured notes of Nonaffiliated Partner Trustee issued under and pursuant to the Participation Agreement and the Indenture, including any Notes issued in exchange therefor or replacement thereof pursuant to the Indenture.

         "Notice of Delivery" -- as defined in Section 2.4(a) of the Participation Agreement.

         "Notices" -- all notices, communications or approvals that are required or may be sent or given pursuant to the Basic Documents.

         "O&M Agreement" -- the Operating and Maintenance Agreement dated as of August 7, 1997 between Partnership and Operator. Such term shall include each O&M Agreement Supplement entered into pursuant to the O&M Agreement.

         "O&M Agreement Supplement" -- (i) an O&M Agreement Supplement substantially in the form of Exhibit A to the O&M Agreement, between Partnership and Operator, dated the Commencement Date or the date that any Replacement Unit or any other Unit is subjected to the O&M Agreement, and covering the Units related to the Commencement Date or such Replacement Unit or such other Unit, as the case may be, or (ii) any supplement or amendment entered into from time to time between Partnership and Operator.

         "O&M Default" -- an event which with notice or the lapse of time or both would become an O&M Event of Default.

         "O&M Event of Default" -- as defined in Section 14.1 of the O&M Agreement.

         "O&M/Partnership Event of Default" -- as defined in Section 14.2 of the O&M Agreement.

         "Obligations" -- as defined in Section 1 of the Guaranty.

         "Obligor" -- as defined in Section 1 of the Guaranty.

         "Officer's Certificate" -- a certificate signed (i) in the case of BJ USA, General Partner, Service Taker, Operator, Affiliated Partner or Guarantor, by a Responsible Officer, (ii) in the case of any other corporation, by the President, any Vice President, any Assistant Vice President, the Treasurer or an Assistant Treasurer, (iii) in the case of a partnership, by the President, any Vice President, the Treasurer or an Assistant Treasurer of a corporate general partner, and (iv) in the case of a commercial bank or trust company, by the President, any Vice President, any Trust Officer or any other officer customarily performing the functions similar to those performed by the persons who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

         "Operating Capacity" -- as defined in Section 2.1 of the Services Agreement.

         "Operating Payment Date" -- as defined in Section 3.2 of the O&M Agreement.

         "Operating Payments" -- as defined in Section 3.2 of the O&M
Agreement.

         "Operator" -- as defined in the caption of the Participation
Agreement.

         "Optional Modification" -- as defined in Section 9.2 of the O&M Agreement.

         "Organizational Limited Partner" -- as defined in the caption of the Partnership Agreement.

         "Outstanding" -- when used with respect to the Notes, as of any date of determination, all Notes theretofore executed and delivered and authenticated under the Indenture other than:

                 (a) Notes theretofore canceled by Indenture Trustee or delivered to Indenture Trustee for cancellation pursuant to Section
         2.7 of the Indenture or otherwise;

                 (b) Notes for whose payment (but only to the extent of such payment) or prepayment money in the necessary amount has been theretofore deposited with Indenture Trustee in trust for the Holders with respect to such Notes; except that if such Notes are to be redeemed or prepaid, notice of such redemption or prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to Indenture Trustee has been made; and

                 (c) Notes in exchange for or in lieu of which other Notes have been authenticated, executed and delivered pursuant to the Indenture;

except that in determining whether the Holders of the requisite aggregate principal amount of Notes Outstanding have given any request, demand, authorization, declaration, direction, notice, consent or waiver under the Indenture, Notes owned by or pledged to BJ USA, Guarantor, Operator, Affiliated Partner, Nonaffiliated Partner Trustee or any Beneficiary or any Affiliate of any thereof shall be disregarded and deemed not to be Outstanding, except that, in determining whether Indenture Trustee shall be protected in relying upon any such request, demand, authorization, declaration, direction, notice, consent or waiver, only Notes which Indenture Trustee knows to be so owned or so pledged shall be disregarded, and except if all Notes are so owned or pledged. The foregoing exception shall not negate the prohibitions set forth in Section 5.3 of the Participation Agreement.

         "Participants" -- the Note Purchasers and Beneficiaries.

         "Participating Party" -- as defined in the Guaranty.

         "Participation Agreement" -- the Participation Agreement, dated as of August 7, 1997, among BJ USA, Partnership, Operator, Affiliated Partner, Nonaffiliated Partner Trustee, in the capacities described therein, Guarantor, Beneficiaries, Note Purchasers and Indenture Trustee, in the capacities described therein.

         "Partner Transferee" -- any Person or entity, other than a Partner, to whom a Transferor Partner purports to Transfer its Partnership Interest.

         "Partners" -- General Partner, Affiliated Partner and Nonaffiliated Partner, and "Partner" means any of the Partners.

         "Partnership" -- BJ Services Equipment, L.P., a Delaware limited partnership, which was established pursuant to the Initial Partnership Agreement.

         "Partnership Agreement" -- the Amended and Restated Agreement of Limited Partnership of BJ Services Equipment, L.P., dated as of August 7, 1997 among General Partner, Affiliated Partner and Nonaffiliated Partner Trustee, which amends and restates the Initial Partnership Agreement. Such term shall include each Partnership Agreement Supplement entered into pursuant to the Partnership Agreement.

         "Partnership Agreement Supplement" -- (i) a Partnership Agreement Supplement, substantially in the form of Exhibit A to the Partnership Agreement, dated the Commencement Date or the date that any Replacement Unit is contributed to Partnership by General Partner or Affiliated Partner, among General Partner, Affiliated Partner and Nonaffiliated Partner, covering the Units owned by Partnership on the Commencement Date or related to such Replacement Unit, or (ii) any supplement or amendment entered into from time to time among General Partner, Affiliated Partner and Nonaffiliated Partner.

         "Partnership Interest" -- a Partner's ownership interest in Partnership and such Partner's rights and obligations under the Partnership Agreement.

         "Partnership Tax Return" -- the Federal Partnership Information Return (together with all schedules required to be attached thereto) filed as IRS Form 1065, or any successor form.

         "Parts" -- as defined in Section 8.3 of the O&M Agreement.

         "Payment Amount" -- with respect to the Notes, the total amount of the payment of principal due and payable on each Payment Date, expressed as a percentage and set forth in the appropriate Indenture Supplement. As to any single Note, "Payment Amount" -- the portion of total Payment Amount set forth therein in dollar or percentage terms.

         "Payment Date" -- with respect to both payments of principal and interest for Notes, each December 30 and June 30, beginning on the first such date to occur after the initial issuance of Notes.

         "Payment Month" -- as defined in Section 3.3 of the Services Agreement or Section 3.2(a) of the O&M Agreement.

         "Payments" -- (i) in the O&M Agreement, the Operating Payments made by Service Taker to Operator and (ii) in the Services Agreement, Minimum Service Payments and Additional Service Payments.

         "PBGC" -- as defined in Section 3.2(t)(ii)(C) of the Participation Agreement.

         "Pension Plan" -- at any time, any "employee pension benefit plan" (as defined in Section 3 of ERISA) maintained at such time by BJ USA or any ERISA Affiliate for employees of BJ USA or such ERISA Affiliate, excluding any Multiemployer Plan.

         "Permitted Investments" -- (i) direct obligations of the United States of America and agencies thereof for which the full faith and credit of the United States is pledged, (ii) obligations fully guaranteed by the United States of America, (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association (which may be Indenture Trustee) incorporated or doing business under the laws of the United States of America or one of the States thereof having combined capital and surplus and retained earnings of at least $1,000,000,000 and having a rating assigned to the long-term unsecured debt of such institutions by Standard & Poor's Corporation and Moody's Investors Service, Inc. at least equal to AA and AA2, respectively, and (iv) commercial paper of companies, banks, trust companies or national banking associations (in each case excluding BJ USA and its Affiliates) incorporated or doing business under the laws of the United States of America or one of the States thereof and in each case having a rating assigned to such commercial paper by Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America) equal to the highest rating assigned by such organization; except that if all of the above investments are unavailable, the entire amount to be invested may be used to purchase Federal Funds from an entity described in clause (iii) above and no investment shall be eligible as a "Permitted Investment" unless the final maturity or date of return of such investment is 90 days or less from the date of purchase thereof.

         "Permitted Liens" -- with respect to any Unit: (i) the interests of Partnership under the Amended and Restated Partnership Agreement; (ii) the interest of Operator under the O&M Agreement and the interest of Service Taker under the Services Agreement; (iii) any Liens thereon for taxes, assessments, levies, fees and other government and similar charges not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings so long as (a) there exists no material risk of sale, forfeiture or loss of, or loss or interference with use or possession of, or diminution of value, utility or useful life of, any Unit or any interest therein, or any risk of interference with the payment of Priority Distributions, Supplemental Priority Distributions, Special Distributions or any other amounts payable under the Basic Documents, (b) such contest would not result in, or increase the risk of, the imposition of any criminal liability on any Indemnified Person, (c) such contest would not materially and adversely affect the rights, titles and interests of Nonaffiliated Partner Trustee, Partnership or Indenture Trustee in or to any Unit or any interest therein, and (d) appropriate reserves with respect thereto are maintained in accordance with GAAP; (iv) any Liens of mechanics, suppliers, vendors, materialmen, laborers, employees, repairmen and other like Liens arising in the ordinary course of Partnership's business securing obligations which are not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings so long as (a) there exists no material risk of sale, forfeiture or loss of, or loss or interference with use or possession of, or diminution of value, utility or useful life of, any Unit or any interest therein, or interference with the payment of Priority Distributions, Supplemental Priority Distributions, Special Distributions or any other amounts payable under the Basic Documents, (b) such contest would not result in, or increase the risk of, the imposition of any criminal liability on any Indemnified Person, (c) such contest would not materially and adversely affect the rights, titles and interests of Nonaffiliated Partner Trustee, Partnership or Indenture Trustee in or to any Unit or any interest therein, and
(d) appropriate reserves with respect thereto are maintained in accordance with GAAP; (v) the Lien of the Indenture, and the respective rights of the Holders, Indenture Trustee, Beneficiaries, Partnership and Nonaffiliated Partner Trustee under the Basic Documents; (vi) Liens arising out of any judgment or award against Partnership with respect to which an appeal or proceeding for review is being taken in good faith and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review so long as (a) there exists no material risk of sale, forfeiture or loss of, or loss or interference with the use or possession of, or diminution of value, utility or useful life of, any Unit or any interest therein, or any risk of interference with the payment of Priority Distributions, Supplemental Priority Distributions, Special Distributions or any other amounts payable under the Basic Documents, (b) such contest would not result in, or increase the risk of, the imposition of any criminal liability on any Indemnified Person, (c) such contest would not materially and adversely affect the rights, titles and interests of Partnership, Nonaffiliated Partner Trustee or Indenture Trustee in or to any Unit or any interest therein, and (d) appropriate reserves with respect thereto are maintained in accordance with GAAP; and (vii) salvage rights of insurers under insurance policies maintained by Operator pursuant to Section 12 of the O&M Agreement.

         "Person" -- an individual, partnership, joint venture, corporation, trust, limited liability company, association or unincorporated organization, and a government or agency or political subdivision thereof.

         "Premium" -- as defined in Section 2.15 of the Indenture.

         "Prepayment Date" -- the date on which the Notes are to be prepaid or redeemed (or purchased in lieu of prepayment or redemption, as applicable) pursuant to Section 6.1, 8.3(e)(iii) or 8.3(e)(iv) of the Indenture, which date, unless otherwise stated in the Indenture, shall be a Payment Date.

         "Prepayment Price" -- the price at which the Notes are to be prepaid or redeemed (or purchased in lieu of prepayment or redemption, where applicable), determined as of the applicable Prepayment Date, pursuant to
Section 6.1 or 8.3(e) of the Indenture, as the case may be.

         "Priority Distribution" -- the amounts set forth on Schedule 1 to the Partnership Agreement, Schedule 4 to the Participation Agreement and Schedule 2 to the Trust Agreement, which under any circumstances and in any event, will be an amount at least sufficient to pay in full as of the date of payment thereof, the principal amount of and interest on the Notes due on such date.

         "Property" -- all assets owned directly, indirectly or beneficially by Partnership at any date of determination, including, without limitation, all cash, all personal property, and any item thereof.

         "Proposed Removed Units" -- as defined in Section 5.16 of the Participation Agreement.

         "Reasonable Basis" -- a "reasonable basis" determined in accordance with the principles of ABA Formal Opinion No. 85-352, or in the case guidance is provided by the Treasury Department under

Section 6662(d)(2)(B)(ii) of the Code which provides a different determination thereof, which is applicable and which overrides ABA Formal Opinion No. 85-532, such different determination shall be utilized.

         "Rebuild" -- with respect to a Unit, replacement of all hoses (hydraulic, water or other), air lines, bearings, rings, wiring and other normal wear components with new components and refurbishment to the level necessary to bring the Unit to manufacturers' specified operational performance standards for the Unit.

         "Recapture Income" -- any gain recognized by Partnership (computed without regard to any adjustment required by Section 734 or 743 of the Code) upon the disposition of any Property of Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such Property.

         "Reduction Date" -- as defined in Section 5.16 of the Participation Agreement.

         "Reduction Election" -- as defined in Section 5.16 of the Participation Agreement.

         "Register" -- as defined in Section 2.3 of the Indenture.

         "Registrar" -- as defined in Section 2.3 of the Indenture.

         "Regulatory Change" -- any change after the date of the Indenture in Federal, state or foreign law or regulations or the adoption or making after such date of any interpretation, directive or request applying to a class of financial institutions including any Holder of or under any Federal, state or foreign law or regulation (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or government or monetary authority charged with the interpretation or administration thereof.

         "Reimbursed Expense" -- as defined in Section 3.2(b) of the O&M Agreement.

         "Release" -- any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment

(including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, groundwater or property.

         "Remaining Partnership Interest" -- Nonaffiliated Partner Trustee's Partnership Interest less the aggregate Equipment Value of all Units purchased from Partnership pursuant to Section 5.12(ii) of the Participation Agreement, sold pursuant to Section 5.17 of the Participation Agreement or retained pursuant to Section 5.18 of the Participation Agreement.

         "Renewal Term" -- the period from the Base Term Expiration Date to the date 2 years thereafter.

         "Replaced Unit" -- as defined in Section 5.3 of the Indenture.

         "Replacement Parts" -- Parts replaced in accordance with Section 8.3 of the O&M Agreement.

         "Replacement Unit" -- an item of equipment that meets the standards of Section 5.11 or 5.12, as the case may be, of the Participation Agreement, is subject to the Partnership Agreement and the Lien of the Indenture and is operated and maintained under the O&M Agreement.

         "Required Modification" -- as defined in Section 9.1 of the O&M Agreement.

         "Responsible Officer" -- with respect to BJ USA, Affiliated Partner, Operator or Guarantor, the President, the Treasurer, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer or the General Counsel.

         "RT Price" -- the fair market value of Nonaffiliated Partner Trustee's Partnership Interest which will be deemed to equal 99% of the Fair Market Value of the Units on the last day of the Renewal Term.

         "RT Right" -- as defined in Section 9.3 of the Partnership Agreement.

         "Scheduled Commencement Date" -- as defined in Section 2.8(b) of the Participation Agreement.

         "Secured Obligations" -- as defined in the Granting Clause of the Indenture.

         "Securities Act" -- the Securities Act of 1933, as amended, or any successor law.

         "Senior Financial Officer" -- with respect to BJ USA, the Chief Financial Officer, the Chief Accounting officer or the Treasurer.

         "Service Payment" -- all Minimum Service Payments and Additional Service Payments.

         "Service Taker" -- BJ USA, as Service Taker under the Services
Agreement.

         "Services" -- as defined in Section 2.1 of the Services Agreement.

         "Services Agreement" -- the Amended and Restated Services Agreement dated as of August 7, 1997 between Service Taker and Partnership.

         "Services Event of Default" -- as defined in Section 6.1 of the Services Agreement.

         "Services/Partnership Event of Default" -- as defined in Section 6.2 of the Services Agreement.

         "Services Payment Date" -- as defined in Section 3.3 of the Services Agreement.

         "Settlement Date" -- as defined in Section 5.12 of the Participation Agreement.

         "Severable Modification" -- any Modification other than a Non-Severable Modification.

         "Special Distribution" -- as defined in Section 6.1(d) of the Partnership Agreement.

         "Subsidiary" of any Person -- any Person of which more than 50% of the voting stock or other equity interests (in case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person, or one or more Subsidiaries of the

Person or a combination thereof. Unless the context otherwise clearly requires, references in the Basic Documents to a "Subsidiary" refer to a Subsidiary of Guarantor. "Subsidiaries" of Guarantor shall include all Consolidated Subsidiaries (except to the extent otherwise specifically provided in the Basic Documents).

         "Substitution Election" -- as defined in Section 7.2(d) of the Partnership Agreement.

         "Supplemental Contributions" -- as defined in Section 4.4(c) of the Partnership Agreement.

         "Supplemental Priority Distributions" -- as defined in Section 6.1(c) of the Partnership Agreement.

         "Tax Adjustment" -- as defined in Section 5.1(e) of the Partnership Agreement.

         "Tax Assumptions" -- as defined in Section 1.1 of the Tax Indemnity Agreement.

         "Tax Counsel" -- Mayer, Brown & Platt or any other independent firm of attorneys nationally recognized as being expert in tax matters selected by Beneficiaries and reasonably acceptable to BJ USA.

         "Tax Indemnitee" -- as defined in Section 7.1(a) of the Participation Agreement.

         "Tax Indemnity Agreement" -- each Tax Indemnity Agreement, dated as of August 7, 1997, between Guarantor and each Beneficiary.

         "Tax Matters Partner" -- the Partner designated as such from time to time pursuant to Section 8.6 of the Partnership Agreement.

         "Taxable Period" -- a calendar year (or short period) for which a Partnership Tax Return is required to be filed for the Partnership; except that the Partnership's first Taxable Period shall begin on the Commencement Date and shall end on December 31, 1997 (or any earlier date marking the end of the period including the Commencement Date for which a Partnership Tax Return is required to be filed for the Partnership).

         "Taxes" -- as defined in Section 7.1(b) of the Participation
Agreement.

         "Third Party Claim" -- any claim, demand, action, cause of action, judgment, assessment, compromise, settlement or decree, made by or in favor of any party other than the Partnership or its partners in respect of any personal injury or property damage.

         "Total Equipment Value" -- the Equipment Value of the Units up to a maximum of $100,000,000.

         "Transaction Costs" -- as defined in Section 2.6(a) of the Participation Agreement.

         "Transaction Term" -- unless earlier terminated, the Base Term and, if General Partner causes Partnership to exercise its option to renew the O&M Agreement and Services Agreement pursuant to Sections 22.2 and 12.3, respectively, thereof, the Renewal Term.

         "Transaction Term Expiration Date" -- as defined in Section 4.2(a)(ii) of the Participation Agreement.

         "Transfer" -- a sale, assignment, transfer, contribution, mortgage or other encumbrance of a Partnership Interest, or a sufferance of any third party to sell, assign, transfer, contribute, mortgage, charge or otherwise encumber a Partnership Interest, or a contract to do or permit any of the foregoing, whether voluntarily or by operation of law.

         "Transferee" -- as defined in Section 6.1(a) of the Participation Agreement.

         "Transferor Partner" -- any Partner desiring to Transfer its Partnership Interest or any portion thereof pursuant to the provisions of Article Ten of the Partnership Agreement.

         "Treasury Regulations" -- proposed, temporary and final treasury regulations promulgated under the Code as of the effective date hereof and any successor provisions thereto.

         "Trust" -- BJ Services Trust No. 1997-1, as provided in Section 11.12 of the Trust Agreement.

         "Trust Agreement" -- the Trust Agreement dated as of August 7, 1997 among Beneficiaries and First Security.

         "Trust Estate" -- as defined in Section 2.2 of the Trust Agreement.

         "Trust Expenses" -- as defined in Section 6.1 of the Trust Agreement.

         "Trust Tax Matters Partner" -- as defined in Section 12.7 of the Trust Agreement.

         "Trustee" -- each of Nonaffiliated Partner Trustee or Indenture Trustee and "Trustees" -- Nonaffiliated Partner Trustee and Indenture Trustee, collectively.

         "Trustee Documents" -- as defined in Section 2.1 of the Trust
Agreement.

         "U.C.C." -- the Uniform Commercial Code in effect in the applicable jurisdiction.

         "Unanimous Consent" -- as defined in Section 7.4 of the Partnership Agreement.

         "Unit" -- one of the Units.

         "Units" -- collectively the heavy duty truck tractors and truck trailers, in each case with the equipment installed thereon on the Commencement Date, each tractor or trailer, as the case may be, configured to operate on a standalone basis or in conjunction with other Units and provide any of the Services, or a combination thereof, and the other items of equipment, all as more particularly described in Schedule 3 to the Participation Agreement and each Partnership Agreement Supplement, Indenture Supplement and O&M Agreement Supplement together with any and all appliances, Parts, instruments, accessories, furnishings, other equipment, accessions, additions, improvements, substitutions and replacements from time to time incorporated or installed in or on any item thereof (other than any Severable Modifications that are not Required Modifications) and any and all appliances, parts, instruments, accessories, furnishings and other equipment title to which vests in, and which is the property of, Partnership pursuant to the terms of the Partnership Agreement.

         "Unrealized Gain" attributable to any item of Property -- as of any date of determination, the excess, if any, of (a) the fair market value of such Property as of such date (as determined under Section 5.1(d) of the Partnership Agreement) over (b) the Carrying Value of such Property as of such date (before any adjustment to be made pursuant to Section 5.1(d) of the Partnership Agreement as of such date).

         "Unrealized Loss" attributable to any item of Property -- as of any date of determination, the excess, if any, of (a) the Carrying Value of such Property as of such date (before any adjustment to be made pursuant to Section 5.1(d) of the Partnership Agreement as of such date) over (b) the fair market value of such Property as of such date (as determined under Section 5.1(d) of the Partnership Agreement).